Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bradford D. Huntington and M. Courtney McCormick, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of Public Service Enterprise Group Incorporated (the “Registrant”) to sign the Registration Statement on Form S-3 to be filed by the Registrant with the Securities and Exchange Commission (“SEC”) for the registration under the Securities Act of 1933 of Registrant’s Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities and Subordinated Debt Securities, and any and all amendments of such Registration Statement.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 15th day of November, 2011.

/s/ Ralph Izzo	/s/ Shirley Ann Jackson
Ralph Izzo	Shirley Ann Jackson

/s/ Caroline Dorsa	/s/ David Lilley
Caroline Dorsa	David Lilley

/s/ Derek M. DiRisio	/s/ Thomas A. Renyi
Derek M. DiRisio	Thomas A. Renyi

/s/ Albert R. Gamper, Jr	/s/ Hak Cheol Shin
Albert R. Gamper, Jr	Hak Cheol Shin

/s/ Conrad K. Harper	/s/ Richard J. Swift
Conrad K. Harper	Richard J. Swift

/s/ William V. Hickey
William V. Hickey